Exhibit 99.1

Incyte Reports 2019 Second Quarter Financial Results
and Provides Updates on Key Clinical Programs

•                  Total product and royalty revenues of $510 million (+21% vs. Q2 2018) and Jakafi® (ruxolitinib) revenues of $410 million (+18% vs. Q2 2018) for the quarter ended June 30, 2019; raising the bottom end of full year 2019 Jakafi revenue guidance to a new range of $1.61-1.65 billion

•                  Accomplished multiple key development goals for H1 2019, including FDA approval of Jakafi for steroid-refractory acute graft-versus-host disease (GVHD) and the presentation of clinically meaningful data from ruxolitinib cream in patients with vitiligo

Conference Call and Webcast Scheduled Today at 8:00 a.m. EDT

WILMINGTON, Del. — July 30, 2019 — Incyte Corporation (Nasdaq:INCY) today reports 2019 second quarter financial results and provides a status update on the Company’s development portfolio.

“Revenue growth continues to be strong, and we are pleased that Jakafi is also now available as an approved therapeutic option for patients with steroid-refractory acute GVHD,” stated Hervé Hoppenot, Chief Executive Officer, Incyte. “In addition, we made good progress across our development portfolio during the quarter, including presenting data from the Phase 2 trial of ruxolitinib cream in patients with vitiligo at the World Congress of Dermatology (WCD) which drove our decision to advance the program into pivotal development. We remain on track to file a New Drug Application (NDA) seeking approval of pemigatinib in cholangiocarcinoma in the second half, and we look forward to announcing the results of multiple pivotal trials of ruxolitinib and itacitinib in GVHD by year-end. In summary, we continue to execute on our key strategic goals of further diversifying our revenue base and driving sustainable long-term growth.”

Portfolio Update

Oncology — key highlights

The U.S. Food and Drug Administration (FDA) approved Jakafi for the treatment of steroid-refractory acute GVHD in May. Additionally, the results from the randomized Phase 3 trials of ruxolitinib versus best available therapy in steroid-refractory acute (REACH2) and steroid-refractory chronic (REACH3) GVHD, respectively, are currently expected to be available by the end of 2019.

GRAVITAS-301, the Phase 3 trial of itacitinib as a treatment for patients with newly-diagnosed acute GVHD, is also expected to readout before the end of 2019. GRAVITAS-309, a Phase 3 trial of itacitinib as a treatment for patients with newly-diagnosed chronic GVHD, was initiated in January of this year.

The Phase 1/2 trial evaluating the combination of itacitinib and osimertinib as a second-line treatment for patients with EGFR mutation-positive non-small cell lung cancer (NSCLC) has been completed; there are currently no plans for additional clinical evaluations of this combination.

Incyte is planning to submit an NDA seeking approval for pemigatinib as a second-line treatment for patients with FGFR2 translocated cholangiocarcinoma in the second half of 2019. The Phase 3 trial of pemigatinib for the first-line treatment of patients with FGFR2 translocated cholangiocarcinoma was initiated in June. Enrollment in the continuous dosing cohort of the Phase 2 trial of pemigatinib in patients with bladder cancer is expected to complete by the end of 2019, and a Phase 2 study of pemigatinib in patients with driver-activations of FGFR, that is agnostic to the tumor type, is expected to open in the coming months.

Indication and status

Ruxolitinib (JAK1/JAK2)

Steroid-refractory acute GVHD: Phase 3 (REACH2)

Steroid-refractory chronic GVHD: Phase 3 (REACH3)

Essential thrombocythemia: Phase 2 (RESET)

Refractory myelofibrosis: Phase 2 with PI3Kδ, PIM or JAK1 inhibition

Itacitinib (JAK1)	Treatment-naïve acute GVHD: Phase 3 (GRAVITAS-301) Treatment-naïve chronic GVHD: Phase 3 (GRAVITAS-309)

Pemigatinib (FGFR1/2/3)	Cholangiocarcinoma: Phase 2 (FIGHT-202), Phase 3 (FIGHT-302) Bladder cancer: Phase 2 (FIGHT-201) 8p11 MPN: Phase 2 (FIGHT-203) Tumor agnostic: Phase 2 (FIGHT-207) in preparation

Parsaclisib (PI3Kδ)	Follicular lymphoma: Phase 2 (CITADEL-203) Marginal zone lymphoma: Phase 2 (CITADEL-204) Mantle cell lymphoma: Phase 2 (CITADEL-205)

INCMGA0012 (PD-1)(1)	MSI-high endometrial cancer: Phase 2 (POD1UM-101) Merkel cell carcinoma: Phase 2 (POD1UM-201) Anal cancer: Phase 2 (POD1UM-202)

Notes:

(1)         INCMGA0012 licensed from MacroGenics

Inflammation and autoimmunity (IAI) — key highlights

Data from the randomized Phase 2 trial of ruxolitinib cream in patients with vitiligo were presented at WCD. The study met its primary endpoint, demonstrating that significantly more patients treated with ruxolitinib cream for 24 weeks achieved a >50 percent improvement from baseline in the facial vitiligo area severity index (F-VASI50) score compared to patients treated with a vehicle control (non-medicated cream). Phase 3 development of ruxolitinib cream in patients with vitiligo is expected to begin by the end of 2019.

Indication and status

Ruxolitinib cream (JAK1/JAK2)	Atopic dermatitis: Phase 3 (TRuE-AD) Vitiligo: Phase 3 in preparation (TRuE-V)

INCB54707 (JAK1)	Hidradenitis suppurativa: Phase 2

Itacitinib (JAK1)	Ulcerative colitis: Phase 2

Parsaclisib (PI3Kδ)	Autoimmune hemolytic anemia: Phase 2 Sjögren’s syndrome: Phase 2

Discovery and early development — key highlights

Incyte’s portfolio of earlier-stage clinical candidates is detailed below.

Modality	Candidates

Small molecules	INCB01158 (ARG)(1), INCB81776 (AXL/MER), INCB62079 (FGFR4), epacadostat (IDO1), INCB59872 (LSD1), INCB53914 (PIM), INCB86550 (PD-L1)

Monoclonal antibodies(2)	INCAGN1876 (GITR), INCAGN2385 (LAG-3), INCAGN1949 (OX40), INCAGN2390 (TIM-3)

Bispecific antibodies	MCLA-145 (PD-L1xCD137)(3)

Notes:

(1)         INCB01158 development in collaboration with Calithera

(2)         Discovery collaboration with Agenus

(3)         MCLA-145 development in collaboration with Merus

Partnered — key highlights

Phase 3 data from BREEZE-AD1 and BREEZE-AD2, two Phase 3 trials of baricitinib in patients with moderate-to-severe atopic dermatitis, were presented at WCD. Lilly expects topline results from additional ongoing Phase 3 trials in this indication to be available later in 2019.

Data from the GEOMETRY mono-1 Phase 2 clinical trial illustrate the promise of the investigational MET inhibitor capmatinib as a potential first- and second/third-line treatment option for patients with locally advanced or metastatic non-small cell lung cancer (NSCLC) that harbor the MET exon-14 skipping mutation. These data were presented at the American Society of Clinical Oncology (ASCO) Annual Meeting in June. In addition, Novartis announced in June that the FDA granted Breakthrough Therapy designation for capmatinib as a treatment for patients with metastatic NSCLC harboring MET exon-14 skipping mutation with disease progression on or after platinum-based chemotherapy.

Novartis continues to expect to submit an NDA seeking approval of capmatinib in the second half of 2019.

Indication and status

Baricitinib (JAK1/JAK2)(1)	Atopic dermatitis: Phase 3 (BREEZE-AD) Systemic lupus erythematosus: Phase 3 Severe alopecia areata: Phase 3

Capmatinib (MET)(2)	NSCLC (with MET exon 14 skipping mutations): NDA expected in H2 2019 (by Novartis)

Notes:

(1)         Worldwide rights to baricitinib licensed to Lilly: approved as Olumiant in multiple territories globally for certain patients with moderate to severe rheumatoid arthritis

(2)         Worldwide rights to capmatinib licensed to Novartis

2019 Second-Quarter Financial Results

The financial measures presented in this press release for the three and six months ended June 30, 2019 and 2018 have been prepared by the Company in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), unless otherwise identified as a Non-GAAP financial measure. Management believes that Non-GAAP information is useful for investors, when considered in conjunction with Incyte’s GAAP disclosures. Management uses such information internally and externally for establishing budgets, operating goals and financial planning purposes. These metrics are also used to manage the Company’s business and monitor performance. The Company adjusts, where appropriate, for expenses in order to reflect the Company’s core operations. The Company believes these adjustments are useful to investors by providing an enhanced understanding of the financial performance of the Company’s core operations. The metrics have been adopted to align the Company with disclosures provided by industry peers.

Beginning in the first quarter of 2019, after reviewing our Reconciliation of GAAP Net Income to Selected Non-GAAP Adjusted Information with the U.S. Securities & Exchange Commission, we no longer adjust for upfront consideration and milestones that are part of collaboration agreements with new or existing partners. This revised methodology is reflected in this press release for the three and six months ended June 30, 2019 and 2018.

Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used in conjunction with and to supplement Incyte’s operating results as reported under GAAP. Non-GAAP measures may be defined and calculated differently by other companies in our industry.

The Company’s 2019 financial guidance related to research and development and selling, general and administrative expenses does not include estimates associated with any potential future strategic transactions.

Revenues For the quarter ended June 30, 2019, net product revenues of Jakafi were $410 million as compared to $346 million for the same period in 2018, representing 18 percent growth. For the six months ended June 30, 2019, net product revenues of Jakafi were $785 million as compared to $659 million for the same period in 2018, representing 19 percent growth. For the quarter ended June 30, 2019, net product revenues of Iclusig® (ponatinib) were $24 million as compared to $20 million for the same period in 2018. For the six months ended June 30, 2019, net product revenues of Iclusig were $45 million as compared to $41 million for the same period in 2018.

For the quarter and six months ended June 30, 2019, product royalties from sales of Jakavi® (ruxolitinib), which has been out-licensed to Novartis outside of the United States, were $57 million and $102 million, respectively, as compared to $47 million and $88 million, respectively, for the same periods in 2018. For the quarter and six months ended June 30, 2019, product royalties from sales of Olumiant® (baricitinib), which has been out-licensed to Lilly globally, were $19 million and $35 million, respectively, as compared to $9 million and $15 million, respectively, for the same periods in 2018.

For the quarter and six months ended June 30, 2019, milestone and contract revenues earned from our collaborative partners were $20 million and $60 million, respectively, as compared to $100 million for the same periods in 2018.

For the quarter and six months ended June 30, 2019, total revenues were $530 million and $1 billion, respectively, as compared to $522 million and $904 million, respectively, for the same periods in 2018.

Year Over Year Revenue Growth

(in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2019	2018	Change	2019	2018	Change
Revenues:
Jakafi net product revenue	$409,506	$345,624	18%	$785,117	$659,344	19%
Iclusig net product revenue	24,391	19,900	23%	45,029	40,685	11%
Jakavi product royalty revenues	56,895	47,101	21%	102,466	88,438	16%
Olumiant product royalty revenues	19,140	8,852	116%	35,177	15,231	131%
Product and royalty revenues	509,932	421,477	21%	967,789	803,698	20%
Milestone and contract revenues	20,000	100,000		60,000	100,000
Other revenues	—	39		—	100
Total revenues	$529,932	$521,516	2%	$1,027,789	$903,798	14%

Cost of product revenues GAAP cost of product revenues for the quarter and six months ended June 30, 2019 was $29 million and $52 million, respectively, as compared to $25 million and $43 million, respectively, for the same periods in 2018. Non-GAAP cost of product revenues for the quarter and six months ended June 30, 2019 was $24 million and $41 million, respectively, as compared to $19 million and $32 million, respectively, for the same periods in 2018. Non-GAAP cost of product revenues excludes the amortization of licensed intellectual property for Iclusig relating to the acquisition of the European business of ARIAD Pharmaceuticals, Inc. and the cost of stock-based compensation.

Research and development expenses GAAP research and development expenses for the quarter and six months ended June 30, 2019 were $289 million and $560 million, respectively, as compared to $298 million and $601 million, respectively, for the same periods in 2018. The decrease in GAAP research and development expenses over the prior year quarter and prior year six month period was driven primarily by our decision to no longer co-fund the development of baricitinib with Lilly.

Non-GAAP research and development expenses for the quarter and six months ended June 30, 2019 were $262 million and $505 million, respectively, including upfront and milestone expenses related to collaborative agreements of $25 million. Non-GAAP research and development expenses for the quarter and six months ended June 30, 2018 were $273 million and $552 million, respectively, including upfront and milestone expenses related to collaborative agreements of $20 million and $32 million, respectively. Non-GAAP research and development expenses exclude the cost of stock-based compensation.

Selling, general and administrative expenses GAAP selling, general and administrative expenses for the quarter and six months ended June 30, 2019 were $106 million and $230 million, respectively, as compared to $108 million and $230 million, respectively, for the same periods in 2018.

Non-GAAP selling, general and administrative expenses for the quarter and six months ended June 30, 2019 were $93 million and $204 million, respectively, as compared to $96 million and $206 million, respectively, for the same periods in 2018. Non-GAAP selling, general and administrative expenses exclude the cost of stock-based compensation.

Change in fair value of acquisition-related contingent consideration GAAP change in fair value of acquisition-related contingent consideration for the quarter and six months ended June 30, 2019 was $7 million and $13 million, respectively, as compared to $7 million and $14 million, respectively, for the same periods in 2018.

Unrealized gain (loss) on long term investments GAAP unrealized loss on long-term investments for the quarter ended June 30, 2019 was $5 million and the GAAP unrealized gain for the six months ended June 30, 2019 was $16 million. GAAP unrealized loss on long-term investments for the quarter and six months ended June 30, 2018 was $35 million and $12 million, respectively. The unrealized gain (loss) on long-term investments represents the fair market value adjustments of the Company’s investments in Agenus, Calithera, Merus and Syros.

Net income GAAP net income for the quarter ended June 30, 2019 was $105 million, or $0.49 per basic and $0.48 per diluted share, as compared to net income of $52 million, or $0.25 per basic and $0.24 per diluted share for the same period in 2018. GAAP net income for the six months ended June 30, 2019 was $208 million, or $0.97 per basic and $0.96 per diluted share, as compared to net income of $11 million, or $0.05 per basic and diluted share for the same period in 2018.

Non-GAAP net income for the quarter ended June 30, 2019 was $162 million, or $0.76 per basic and $0.75 per diluted share, as compared to Non-GAAP net income of $136 million, or $0.64 per basic and $0.63 per diluted share for the same period in 2018. Non-GAAP net income for the six months ended June 30, 2019 was $297 million, or $1.39 per basic and $1.37 per diluted share, as compared to Non-GAAP net income of $121 million, or $0.57 per basic and $0.56 per diluted share for the same period in 2018.

Cash, cash equivalents and marketable securities position As of June 30, 2019 and December 31, 2018, cash, cash equivalents and marketable securities totaled $1.7 billion and $1.4 billion, respectively.

2019 Financial Guidance

The Company has updated its full year 2019 financial guidance, as detailed below.

	Current	Previous
Jakafi net product revenues	$1,610 - $1,650 million	$1,580 - $1,650 million
Iclusig net product revenues	$90 - $100 million	Unchanged

GAAP Cost of product revenues	$112 - $117 million	Unchanged
Non-GAAP Cost of product revenues(1)	$90 - $95 million	Unchanged

GAAP Research and development expenses	$1,145 - $1,195 million	Unchanged
Non-GAAP Research and development expenses(2)	$1,020 - $1,070 million	Unchanged

GAAP Selling, general and administrative expenses	$471 - $521 million	Unchanged
Non-GAAP Selling, general and administrative expenses(2)	$420 - $470 million	Unchanged

GAAP Change in fair value of acquisition-related contingent consideration	$30 million	Unchanged
Non-GAAP Change in fair value of acquisition-related contingent consideration(3)	$0 million	Unchanged

(1)         Adjusted to exclude the amortization of licensed intellectual property for Iclusig relating to the acquisition of the European business of ARIAD Pharmaceuticals, Inc. and the estimated cost of stock-based compensation.

(2)         Adjusted to exclude the estimated cost of stock-based compensation.

(3)         Adjusted to exclude the change in fair value of estimated future royalties relating to sales of Iclusig in the licensed territory relating to the acquisition of the European business of ARIAD Pharmaceuticals, Inc.

Future Non-GAAP financial measures may also exclude impairment of goodwill or other assets, changes in the fair value of equity investments in our collaboration partners, non-cash interest expense related to the amortization of the initial discount on our 2020 Senior Notes and the impact on our tax provision of discrete changes in our valuation allowance position on deferred tax assets.

Conference Call and Webcast Information

Incyte will hold a conference call and webcast this morning at 8:00 a.m. EDT.  To access the conference call, please dial 877-407-3042 for domestic callers or 201-389-0864 for international callers. When prompted, provide the conference identification number, 13692111.

If you are unable to participate, a replay of the conference call will be available for 30 days. The replay dial-in number for the United States is 877-660-6853 and the dial-in number for international callers is 201-612-7415. To access the replay you will need the conference identification number, 13692111.

The conference call will also be webcast live and can be accessed at www.incyte.com in the Investors section under “Events and Presentations”.

About Incyte

Incyte Corporation is a Wilmington, Delaware-based biopharmaceutical company focused on the discovery, development and commercialization of proprietary therapeutics. For additional information on Incyte, please visit the Company’s website at www.incyte.com.

Follow @Incyte on Twitter at https://twitter.com/Incyte.

About Jakafi® (ruxolitinib)

Jakafi is a first-in-class JAK1/JAK2 inhibitor approved by the U.S. FDA for treatment of steroid-refractory acute GVHD in adult and pediatric patients 12 years and older.

Jakafi is also indicated for treatment of polycythemia vera (PV) in adults who have had an inadequate response to or are intolerant of hydroxyurea as well as adults with intermediate or high-risk myelofibrosis (MF), including primary MF, post-polycythemia vera MF and post-essential thrombocythemia MF.

Jakafi is marketed by Incyte in the United States and by Novartis as Jakavi® (ruxolitinib) outside the United States. Jakafi is a registered trademark of Incyte Corporation. Jakavi is a registered trademark of Novartis AG in countries outside the United States.

About Iclusig® (ponatinib) tablets

Iclusig targets not only native BCR-ABL but also its isoforms that carry mutations that confer resistance to treatment, including the T315I mutation, which has been associated with resistance to other approved TKIs.

In the EU, Iclusig is approved for the treatment of adult patients with chronic phase, accelerated phase or blast phase chronic myeloid leukemia (CML) who are resistant to dasatinib or nilotinib; who are intolerant to dasatinib or nilotinib and for whom subsequent treatment with imatinib is not clinically appropriate; or who have the T315I mutation, or the treatment of adult patients with Philadelphia-chromosome positive acute lymphoblastic leukemia (Ph+ ALL) who are resistant to dasatinib; who are intolerant to dasatinib and for whom subsequent treatment with imatinib is not clinically appropriate; or who have the T315I mutation.

Incyte has an exclusive license from ARIAD Pharmaceuticals, Inc., since acquired by Takeda Pharmaceutical Company Limited, to develop and commercialize Iclusig in the European Union and 22 other countries, including Switzerland, Norway, Turkey, Israel and Russia.

Forward-Looking Statements

Except for the historical information set forth herein, the matters set forth in this release contain predictions, estimates and other forward-looking statements, including without limitation statements regarding: the revision to the Company’s 2019 revenue guidance range; the expected timing of submission of NDAs for pemigatinib; the expected timing of the receipt or presentation of data from the trials evaluating ruxolitinib and itacitinib in GVHD; the expected timing of Phase 3 development of ruxolitinib cream in vitiligo; the expected date of completion of enrollment in the Phase 2 trial of pemigatinib in patients with bladder cancer; the expected timing of the initiation of a Phase 2 trial of pemigatinib in patients with driver-activations of FGFR; expectations of the Company’s collaboration partners for the submission of NDAs and the sharing of data from clinical trials; and the Company’s updated financial guidance for 2019 and the expectations underlying such guidance.

These forward-looking statements are based on the Company’s current expectations and subject to risks and uncertainties that may cause actual results to differ materially, including unanticipated developments in and risks related to: unanticipated delays; further research and development and the results of clinical trials possibly being unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; the ability to enroll sufficient numbers of subjects in clinical trials; determinations made by the FDA; the Company’s dependence on its relationships with and changes in the plans of its collaboration partners; the efficacy or safety of the Company’s products and the products of the Company’s collaboration partners; the acceptance of the Company’s products and the products of the Company’s collaboration partners in the marketplace; market competition; sales, marketing, manufacturing and distribution requirements; greater than expected expenses; expenses relating to litigation or strategic activities; and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the quarter ended March 31, 2019. The Company disclaims any intent or obligation to update these forward-looking statements.

###

Contacts

Media		Investors
Catalina Loveman	+1 302 498 6171	Michael Booth, DPhil	+1 302 498 5914
	cloveman@incyte.com		mbooth@incyte.com

INCYTE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	GAAP		GAAP
Revenues:
Product revenues, net	$433,897	$365,524	$830,146	$700,029
Product royalty revenues	76,035	55,953	137,643	103,669
Milestone and contract revenues	20,000	100,000	60,000	100,000
Other revenues	—	39	—	100
Total revenues	529,932	521,516	1,027,789	903,798

Costs and expenses:
Cost of product revenues (including definite-lived intangible amortization)	29,406	24,856	51,994	42,962
Research and development	289,363	298,089	559,908	601,192
Selling, general and administrative	105,943	108,029	229,926	229,527
Change in fair value of acquisition-related contingent consideration	6,608	7,303	13,279	13,988
Total costs and expenses	431,320	438,277	855,107	887,669

Income from operations	98,612	83,239	172,682	16,129
Other income (expense), net	15,000	5,808	24,373	10,270

Interest expense	(316)	(398)	(651)	(783)

Unrealized gain (loss) on long term investments	(4,625)	(34,641)	16,364	(11,962)
Income before provision for income taxes	108,671	54,008	212,768	13,654
Provision for income taxes	3,353	1,614	5,138	2,400
Net income	$105,318	$52,394	$207,630	$11,254

Net income per share:
Basic	$0.49	$0.25	$0.97	$0.05
Diluted	$0.48	$0.24	$0.96	$0.05

Shares used in computing net income per share:
Basic	214,620	212,210	214,342	211,945
Diluted	217,483	215,103	217,274	215,294

INCYTE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	June 30,	December 31,
	2019	2018
ASSETS
Cash, cash equivalents and marketable securities	$1,696,869	$1,438,323
Accounts receivable	302,680	307,598
Property and equipment, net	369,470	319,751
Inventory	12,693	10,405
Prepaid expenses and other assets	90,169	99,529
Long term investments	115,563	99,199
Other intangible assets, net	204,596	215,364
Goodwill	155,593	155,593
Total assets	$2,947,633	$2,645,762

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, accrued expenses and other liabilities	$396,580	$415,360
Convertible senior notes	17,862	17,434
Acquisition-related contingent consideration	286,000	287,001
Stockholders’ equity	2,247,191	1,925,967
Total liabilities and stockholders’ equity	$2,947,633	$2,645,762

INCYTE CORPORATION

RECONCILIATION OF GAAP NET INCOME TO SELECTED NON-GAAP ADJUSTED INFORMATION

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

GAAP Net Income	$105,318	$52,394	$207,630	$11,254
Adjustments(1):
Non-cash stock compensation from equity awards (R&D)(2)	27,616	24,795	55,038	49,017
Non-cash stock compensation from equity awards (SG&A)(2)	12,823	11,811	25,817	23,813
Non-cash stock compensation from equity awards (COGS)(5)	176	—	352	—
Non-cash interest expense related to convertible notes(3)	215	300	428	597
Changes in fair value of equity investments(4)	4,625	34,641	(16,364)	11,962
Amortization of acquired product rights(5)	5,384	5,384	10,768	10,768
Change in fair value of contingent consideration(6)	6,608	7,303	13,279	13,988
Tax effect of Non-GAAP adjustments(7)	(296)	(636)	63	(390)
Non-GAAP Net Income	$162,469	$135,992	$297,011	$121,009

Non-GAAP net income per share:
Basic	$0.76	$0.64	$1.39	$0.57
Diluted	$0.75	$0.63	$1.37	$0.56

Shares used in computing Non-GAAP net income per share:
Basic	214,620	212,210	214,342	211,945
Diluted	217,483	215,103	217,274	215,294

(1)    Beginning in the first quarter of 2019, after reviewing our Reconciliation of GAAP Net Income to Selected Non-GAAP Adjusted Information with the U.S. Securities & Exchange Commission, we no longer adjust for milestones received from new or existing partners and upfront consideration and milestones paid to new or existing partners, which is reflected above for the three and six months ended June 30, 2019 and 2018.  Included within the Milestone and contract revenues line item in the Consolidated Statements of Operations (in thousands) for the three and six months ended June 30, 2019 are upfront consideration and milestones of $20,000 and $60,000, respectively, earned from our collaborative partners. Also included within the Milestone and contract revenues line item in the Consolidated Statements of Operations (in thousands) for the three and six months ended June 30, 2018 is a milestone of $100,000 earned from a collaborative partner. Included within the Research and development expenses line item in the Consolidated Statements of Operations (in thousands) for the three and six months ended June 30, 2019 are upfront and milestone expenses of $25,000 related to our collaborative agreements. Also included within the Research and development expenses line item in the Consolidated Statements of Operations (in thousands) for the three and six months ended June 30, 2018 are upfront and milestone expenses of $20,000 and $32,444, respectively, related to our collaborative agreements.

(2)    As included within the Research and development expenses line item in the Consolidated Statements of Operations, and within the Selling, general and administrative expenses line item in the Consolidated Statements of Operations.

(3)    As included within the Interest expense line item in the Consolidated Statements of Operations.

(4)    As included within the Unrealized gain (loss) on long term investments line item in the Consolidated Statements of Operations.

(5)    As included within the Cost of product revenues (including definite-lived intangible amortization) line item in the Consolidated Statements of Operations. Acquired product rights of licensed intellectual property for Iclusig is amortized utilizing a straight-line method over the estimated useful life of 12.5 years.

(6)    As included within the Change in fair value of acquisition-related contingent consideration line item in the Consolidated Statements of Operations.

(7)    As included within the Provision for income taxes line item in the Consolidated Statements of Operations. Income tax effects of Non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges are incurred, while taking into consideration any valuation allowances.